EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated May 2, 2007, accompanying the consolidated financial statements of iSarla, Inc. for the year ended December 31, 2006 included in the Current Report of Forgent Networks, Inc. on Form 8-K dated December 27, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Forgent Networks, Inc. on Form S-8 (File Nos. 333-77733, 333-44533, 333-48885, 333-28499, 333-51822, 333-64212, 333-65472, 333-65464, 333-95754, and 333-65478).

/s/KNAV

Atlanta, Georgia

January 22, 2008